Exhibit 99.1

AMERICAN RIVER BANK

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is made and entered into on February 1, 2012 by and between American River Bank, a California corporation, (the “Employer”) and Robert H. Muttera (the “Employee”).

RECITALS

WHEREAS, the Employee is currently the Chief Credit Officer of the Employer; and

WHEREAS, it is the intention of the parties to enter into an employment agreement for the purposes of assuring the continued services of the Employee and more specifically define the parties’ relationship; and

WHEREAS, it is the further intention of the parties that this Agreement shall supersede any prior employment agreements and/or any prior severance policies or agreements between the parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Employer and the Employee agree as follows:

AGREEMENT

1.           Employment Relationship. The Employer and the Employee understand and agree that the employment relationship between them is employment at-will which may be terminated by either party at any time with or without notice and with or without cause. Nothing in this Agreement nor any subsequent modification or variation hereto shall confer upon the Employee any right to continued employment with the Employer or shall interfere with or restrain in any way the right hereby expressly reserved by the Employer to terminate the Employee’s employment at any time, with or without cause, and with or without notice. The provisions of paragraph 16 shall determine whether severance obligations exist with regard to the termination of the employment relationship but shall in no way alter the at-will relationship.

2.           Duties and Obligations of Employee. The Employee shall serve as the Chief Credit Officer of the Employer and shall perform the customary duties of such office in the commercial banking industry, including those listed below. Employee shall also perform such other duties and in such other positions as are requested of him by the Employer.

(a)           Providing leadership in planning and implementing the conduct of the business and affairs of the Employer, subject to the direction of the Chief Executive Officer of the Employer, and carrying out responsibilities of the position as outlined in any job description approved by the Chief Executive Officer.

(b)           Participating in community affairs which are beneficial to the Employer.

(c)           Maintaining a good relationship with the Board of Director, the Chief Executive Officer, the management officers and the shareholders of the Employer.

(d)           Maintaining a good relationship with regulatory agencies and governmental authorities having jurisdiction over the Employer and its related and affiliated entities.

3.           Devotion to Employer’s Business.

(a)           The Employee shall devote his full business time, ability, and attention to the business of the Employer during the employment and shall not engage in any other business activities, duties, or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors of the Employer. However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required of the Employee under this Agreement. Nothing in this Agreement shall be interpreted to prohibit the Employee from making passive personal investments. However, the Employee shall not directly or indirectly acquire, hold, or retain any interest in any business competing with or similar in nature to the business of Employer, except passive shareholder investments in other financial institutions and their respective affiliates which do not exceed five percent (5%) of the outstanding voting securities in the aggregate in any single financial institution and its affiliates on a consolidated basis.

(b)           The Employee agrees to conduct himself at all times with due regard to public conventions and morals. The Employee further agrees not to do or commit any act that will reasonably tend to shock or offend the community, or to prejudice the Employer or the banking industry in general.

4.           Noncompetition by the Employee. The Employee shall not during the employment, directly or indirectly, either as an employee, employer, consultant, agent, principal, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in any competitive banking or financial services business without the prior written consent of the Employer.

5.           Indemnification.

(a)           To the fullest extent permitted by law, the Employee shall indemnify and hold the Employer and its related and affiliated entities harmless from all liability for loss, damage, or injury to persons or property resulting from the Employee’s conduct.

(b)           To the fullest extent permitted by law, the Employer shall indemnify the Employee if he was or is a party or is threatened to be made a party in any action brought by a third party against the Employee (whether or not the Employer is joined as a party defendant) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with said action if the Employee acted in good faith and in a manner the Employee reasonably believed to be in the best interest of the Employer (and with respect to a criminal proceeding if the Employee had no reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of the Employee arose out of and was within the course and scope of his employment as an officer or employee of the Employer.

6.           Disclosure of Information. The Employee shall not, either before or after termination of this Agreement, without the prior written consent of the Board of Directors of Employer, or except as required by law to comply with legal process, disclose to anyone any financial information, trade or business secrets, customer lists, computer software or other information not otherwise publicly available concerning the business or operations of the Employer and its related and affiliated entities. The Employee further recognizes and acknowledges that any financial information concerning any customers of the Employer and its related and affiliated entities as it may exist from time to time, is strictly confidential and is a valuable, special and unique asset of Employer’s business. The Employee shall not, either before or after termination of this Agreement, without such consent or except as required by law, disclose to anyone said financial information or any part thereof, for any reason or purpose whatsoever. In the event the Employee is required by law to disclose such information described in this paragraph, the Employee will provide the Employer and its counsel with immediate notice of such request so that they may consider seeking a protective order. The Employee agrees to execute such form of confidentiality agreement from time to time during the term of this Agreement as the Employer may require to be executed by officers of the Employer. Any conflict between this paragraph and such confidentiality agreement shall be resolved in favor of the provisions of the confidentiality agreement.

7.           Written, Printed or Electronic Material. All written, printed or electronic material, notebooks and records including, without limitation, computer disks used by the Employee in performing duties for the Employer are and shall remain the sole property of the Employer. Upon termination of employment, the Employee shall promptly return all such material (including all copies, extracts and summaries thereof) to the Employer.

8.           Surety Bond. The Employee agrees that he will furnish all information and take any other steps necessary from time to time to enable the Employer to obtain or maintain a fidelity or similar financial institution bond which includes the Employee within the coverage provided conditional on the rendering of a true account by the Employee of all monies, goods, or other property which may come into the custody, charge, or possession of the Employee during the term of his employment. The surety company issuing the bond and the amount of the bond must be acceptable to the Employer. All premiums on the bond shall be paid by the Employer. The Employer, or its successor, shall have no obligation to pay or provide severance payments or severance benefits to the Employee in accordance with paragraph 16 (d) or 16 (e), as applicable, of this Agreement in the event that the Employee’s employment is terminated in connection with the Employee’s failure to qualify for a surety bond at any time during the term of this Agreement and such failure to qualify results from an occurrence described in paragraph 16 (a) (5), (6), (7), (8), (9), (10) or (11, to the extent of the Employee’s breach).

9.           Base Salary. In consideration for the services to be performed hereunder, the Employee shall receive a salary at the rate of One hundred fifty five thousand three hundred twenty-four Dollars ($155,324.00) per annum, payable in installments during the Employee’s employment of Six thousand four hundred seventy one dollars and eighty three cents ($6,471.83) on the first and fifteenth days of each month, subject to applicable adjustments for withholding taxes, proration for any partial employment period and such other applicable payroll procedures of the Employer. The Employee shall receive such annual adjustments in salary, if any, as may be determined by the Employer’s Board of Directors, in its sole discretion, resulting from the Board of Directors annual review of the Employee’s compensation.

10.           Salary Continuation During Disability. If the Employee for any reason (except as expressly provided below) becomes temporarily or permanently disabled so that he is unable to perform the duties under this Agreement, the Employer agrees to pay the Employee the base salary otherwise payable to Employee pursuant to paragraph 9 of this Agreement, reduced by the amounts received by the Employee from state disability insurance, or worker’s compensation or other similar insurance benefits through policies provided by the Employer, for a period of six (6) months from the date of disability.

For purposes of this paragraph 10, “disability” shall be defined as either: (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, the Participant is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer. The determination of Disability shall be made by the Principal Employer. Notwithstanding anything herein to the contrary, the Employer shall have no obligation to make payments for a disability resulting from the deliberate, intentional actions of the Employee, such as, but not limited to, attempted suicide or chemical dependence of the Employee.

11.           Incentive Compensation. The Employee shall be entitled to participate in the incentive compensation programs that may be sponsored by the Employer, subject to the right of the Board of Directors in its sole discretion to modify the terms and provisions of such programs in connection with its review of the Employee’s performance and the Employer’s results of operations. Under no circumstance shall a right to receive incentive compensation exist in favor of or accrue to or for the benefit of the Employee prior to actual receipt of a distribution, if any, under any program.

12.           Equity Compensation/Employment Rights. The Employee may be awarded equity incentive compensation in the future in the discretion of the Board of Directors of the Employer. Any such equity award shall be evidenced by a separate agreement in the form required by the applicable equity incentive plan. Notwithstanding any provision of such equity incentive agreement to the contrary, no rights of employment shall be conferred upon the Employee or result from any equity award or any such equity incentive agreement. Any employment rights and corresponding duties of the Employee pursuant to his employment by the Employer shall be limited to and interpreted solely in accordance with the terms and provisions of this Agreement.

13.           Other Benefits. The Employee shall be entitled to those employee benefits adopted by the Employer for all employees of the Employer, subject to applicable qualification requirements and regulatory approval requirements, if any. The Employee shall be further entitled to the following additional benefits which shall supplement or replace, to the extent duplicative of any part or all of the general employee benefits, the benefits otherwise provided to the Employee:

(a)           Vacation. The Employee shall be entitled to four (4) weeks of annual vacation leave and six (6) days of personal absence at his then existing rate of base salary each year during the employment. The Employee may be absent from his employment for vacation and personal absence as long as such leave is reasonable and does not jeopardize his responsibilities and duties specified in this Agreement. The length of vacation should not exceed two (2) weeks without the approval of the Employer’s Chief Executive Officer. The Employee shall take at least two (2) consecutive weeks of vacation each year during the employment. Vacation time will accrue in accordance with the Employer’s personnel policies and such vacation arrangement is a bona fide vacation leave plan within the meaning of Internal Revenue Code Section 409A.

(b) Insurance. Through their partnership with a PEO (professional employer organization) the Employer shall provide group life and medical coverage for the Employee and his dependents through a policy or policies provided by insurer(s) selected by the Employer in its sole discretion. The premium will be reduced by a fixed dollar amount determined by Employer, in its sole discretion on an annual basis. Dental, vision, supplemental life and long term-disability will be offered as optional coverage.

14.           Annual Physical Examination. The Employer shall provide insurance coverage for or pay or reimburse the Employee for the cost of an annual physical examination conducted by a California licensed physician selected by the Employee and reasonably acceptable to the Employer.

15.           Business Expenses. The Employee shall be reimbursed for all ordinary and necessary expenses incurred by the Employee in connection with his employment. The Employee shall also be reimbursed for reasonable expenses incurred in activities associated with promoting the business of the Employer, including expenses for entertainment, travel, conventions, educational programs, and similar items. The Employer will pay for or will reimburse the Employee for such expenses upon presentation by the Employee from time to time of receipts or other appropriate evidence of such expenditures consistent with employee practices. Some expenses require prior approval from the Chief Executive Officer.

16.           Termination of Agreement.

(a)           Automatic Termination. This Agreement shall terminate automatically without further act of the parties and immediately upon the occurrence of any one of the following events, subject to either party’s right, without any obligation whatsoever, to waive an event reasonably susceptible of waiver, and subject to the obligation of the Employer to pay the amounts which would otherwise be payable to the Employee under this Agreement through the end of the month in which the event occurs, except that only in the event of termination based upon subparagraphs (1), (4) or (11, to the extent of Employer’s breach) below shall the Employee be entitled to receive severance payments and severance benefits based upon automatic termination pursuant to paragraph 16 (d) of this Agreement:

(1)	The occurrence of circumstances that make it impossible or impractical for the Employer to conduct or continue its business.

(2)           The death of the Employee.

(3)           The loss by the Employee of legal capacity.

(4)	The loss by the Employer of legal capacity to contract.

(5)	The willful, intentional and material breach of duty by the Employee in the course of his employment.

(6)	The habitual and continued neglect by the Employee of his employment duties and obligations under this Agreement.

(7)
The Employee’s willful and intentional violation of any State of California or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of the Employer or its related and affiliated entities, or the rules or regulations of the Board of Governors of the Federal Reserve System, California Department of Financial Institutions, or the Federal Deposit Insurance Corporation, or other regulatory agency or governmental authority having jurisdiction over the Employer or its related and affiliated entities.

(8)
The determination by a state or federal banking agency or governmental authority having jurisdiction over the Employer or its related and affiliated entities that the Employee is not suitable to act in the capacity for which he is employed by the Employer.

(9)	The Employee is convicted of any felony or a crime involving moral turpitude or commits a fraudulent or dishonest act.

(10)
The Employee discloses without authority any secret or confidential information concerning the Employer or its related and affiliated entities or takes any action which the Employer’s Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with the Employer or its related and affiliated entities.

(11)	Either party materially breaches the terms or provisions of this Agreement.

(b)           Termination by Employer. The Employer may, at its election and in its sole discretion, terminate this Agreement for any reason, or for no reason, without prejudice to any other remedy to which the Employer may be entitled either at law, in equity or under this Agreement. Upon such termination, unless otherwise agreed in writing between the Employer and the Employee, the Employee shall immediately cease performing and discharging the duties and responsibilities of his position and remove himself and his personal belongings from the Employer’s premises. All rights and obligations accruing to the Employee under this Agreement shall cease at such termination, except that such termination shall not prejudice the Employee’s rights regarding employment benefits which shall have accrued prior to such termination, the right to receive the severance pay specified in paragraph 16 (d) below, and any other remedy which the Employee may have at law, in equity or under this Agreement, which remedy accrued prior to such termination.

(c)           Termination by Employee. This Agreement may be terminated by the Employee for any reason, or no reason. Upon such termination, all rights and obligations accruing to the Employee under this Agreement shall cease, except that such termination shall not prejudice the Employee’s rights regarding employment benefits which shall have accrued prior to such termination and any other remedy which the Employee may have at law, in equity or under this Agreement, which remedy accrued prior to such termination. If this Agreement is terminated by the Employee, the Employee shall not be entitled to any severance pay.

(d)           Severance Pay - Termination by Employer. In the event of termination by the Employer pursuant to paragraph 16 (b) (but not in the event of the occurrence of any one or more circumstance described in paragraph 16(a)(2), (3), (5), (6), (7), (8), (9), (10) or (11, to the extent of the Employee’s breach), or in the event of automatic termination pursuant to paragraph 16 (a) (1), (4) or (11, to the extent of the Employer’s breach), of this Agreement, the Employee shall be entitled to receive severance pay at the Employee’s rate of base salary immediately preceding such termination in an amount equal to six (6) months of the Employee’s annual base salary, less applicable withholding deductions. Such severance pay shall be paid to the Employee in lump sum no sooner than six (6) months and no later than nine (9) months following such termination. No such severance payment will be due if termination occurs prior to August 1, 2012.

Notwithstanding the foregoing, in the event of a “Change in Control” as defined in paragraph 16 (e) below, the Employee shall not be entitled to the severance pay pursuant to this paragraph 16 (d) and any rights of the Employee to severance pay shall be limited to such rights as are specified in paragraph 16 (e) below.

The Employee acknowledges and agrees that severance pay pursuant to this paragraph 16 (d) is in lieu of all damages, payments and liabilities on account of the early termination of this Agreement and is intended as the sole and exclusive remedy for the Employee terminated involuntarily at the will of the Employer pursuant to paragraph 16 (b) or pursuant to certain provisions of paragraph 16 (a) described herein. Should the Employee pursue any other remedies or bring any actions or claims against the Employer, the Employee shall have no right to any severance pay or other benefits under this Agreement and the Employee agrees that any severance received by the Employee pursuant to this paragraph 16 (d) will be immediately returned to the Employer.

(e)           Severance Pay - Change in Control. If, prior to separation from service of the Employee with the Employer and within a period of two (2) years following a Change in Control, as defined below in this paragraph 16 (e), and in connection with the Change in Control, (i) the Employee’s employment is involuntarily terminated such that there is a separation from service, or (ii) the Employee incurs a separation from service within a period of two (2) years following the initial existence of one or more of the following conditions arising without the consent of the Employee: (1) a material diminution in the Employee’s base compensation, (2) a material diminution in the Employee’s authority, duties, or responsibilities, (3) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Employee is required to report, including a requirement that the Employee report to a corporate officer or employee instead of reporting directly to the Board of Directors of a corporation (or similar governing body with respect to any entity other than a corporation), (4) a material diminution in the budget over which the Employee retains authority, (5) a material change in the geographic location at which the Employee must perform the services, (6) any other action or inaction that constitutes a material breach by the Employer of this Agreement, then the Employee shall be entitled to receive severance pay at the Employee’s rate of base salary immediately preceding such termination in an amount equal to twelve (12) months of the Employee’s annual base salary, less applicable withholding deductions (in addition to salary, incentive compensation, or other payments, if any, due the Employee). Such severance pay shall be paid to the Employee in lump sum no sooner than six (6) months and no later than nine (9) months following such termination. In the event paragraph (e) (ii) of this paragraph 16 applies, the Employee must provide notice to the Employer of the existence of the condition(s) described in said paragraph within a period not to exceed ninety (90) days of the initial existence of the condition, upon the notice of which the Employer must be provided a period of at least thirty (30) days during which it may remedy the condition and not be required to pay the amount.

The Employee acknowledges and agrees that severance pay pursuant to this paragraph 16 (e) is in lieu of all damages, payments and liabilities on account of the events described above for which such severance pay may be due the Employee under paragraph 16 (e) of this Agreement. This paragraph 16 (e) shall be binding upon and inure to the benefit of the Employee and the Employer, and any successors or assigns thereof or any “person” as defined herein. Should the Employee pursue any other remedies or bring any actions or claims against the Employer or any successors or assigns thereof or any “Person” as defined herein, the Employee shall have no right to any severance pay or other benefits under this Agreement and the Employee agrees that any severance received by the Employee pursuant to this paragraph 16 (e) will be immediately returned to the party paying such severance.

Notwithstanding the foregoing, the Employee shall not be entitled to receive severance payments pursuant to this paragraph 16 (e) in the event of an occurrence described in paragraph 16 (a), subparagraphs (2), (3), (5), (6), (7), (8), (9), (10) or (11, to the extent of the Employee’s breach), or in the event the Employee terminates employment in accordance with paragraph 16 (c) and the termination is not a result of or based upon the occurrence of any event described in paragraph 16 (e) (ii) above.

If all or any portion of the amounts payable to the Employee under this Agreement, either alone or together with other payments which the Employee has the right to receive hereunder, constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (or similar tax and/or assessment), such amounts payable hereunder shall be reduced to the extent necessary, after first applying any similar reduction in payments to be received from any other plan or program sponsored by the Employer from which the Employee has a right to receive payments subject to Sections 280G and 4999 of the Internal Revenue Code including, without limitation, any Salary Continuation Agreement made between the Employer and the Employee, so as to cause a reduction of any excise tax pursuant to Section 4999 of the Internal Revenue Code to equal zero.

To constitute a “Change in Control” as to the Employee, a “Change in Control” means a change in ownership or effective control of the Employer or a change in ownership of a substantial portion of the Employer’s assets, all in accordance with Internal Revenue Code Section 409A. For purposes of determining a “change in effective control,” the threshold percentage shall be 30% as allowed under Internal Revenue Code Section 409A Treasury Regulations.

(f)           Code Section 409A Separation Pay Plan. Severance payment pursuant to this paragraph 16 shall be treated as made pursuant to an involuntary separation from service and a separation pay plan exempt from Internal Revenue Code Section 409A in accordance with Treasury Regulation Section 1.409A-1(b)(9)(iii), and the Employer in its unilateral discretion may alter the time of payment to the minimal extent possible if necessary to not trigger noncompliance with said Section 409A. In addition, the severance amount to be paid under this paragraph 16 shall not exceed two times the maximum amount that may be considered under Internal Revenue Code Section 401(a)(17) in accordance with the foregoing Treasury Regulation. In the event the Employer in its sole discretion determines that any payment hereunder is not exempt from said Code Section 409A, then the Employer shall without the consent of the Employee reform said payments to the minimal extent necessary to comply with Code Section 409A, including without limitation to impose the six (6) month waiting period for payments to specified employees.

17.           Notices. Any notices to be given hereunder shall be in writing and may be transmitted by personal delivery or by U.S. mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the Employee at the address listed in the Employee’s personnel file and to the Employer at its principal business office. A party may change the address for receipt of notices by written notice in accordance with this paragraph 17. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of three (3) days after the date of mailing.

18.           Arbitration. To resolve employment disputes in an efficient and cost-effective manner, the Employee and the Employer agree that any and all claims arising out of or related to the Employee’s employment that could be filed in a court of law shall be submitted to final and binding arbitration, and not to any other forum. The arbitration process shall be initiated by delivering a written request for arbitration to the other party within the time limits that would apply to the filing of a civil complaint in court. A late request will be void. If the parties are unable to agree upon a neutral arbitrator, they will obtain a list of arbitrators from a neutral dispute resolution service, and strike names alternatively until one arbitrator remains. The arbitrator shall conduct the arbitration in accordance with the procedures set forth in the most recent version of the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, except to the extent that any such rule or procedure would invalidate the enforceability of this Agreement, and to the extent that administration of the arbitration by American Arbitration Association is required. Regardless of the outcome, the Employer shall pay all the costs that are unique to the arbitration forum, namely the arbitrator’s fee. The arbitrator shall determine the prevailing party in the arbitration. Costs and attorneys’ fees shall be awarded to the prevailing party in accordance with the same legal standards that would apply had the action been filed in court. The arbitrator shall have the authority to order any legal or equitable remedy that would be available in a civil or administrative action on the claim. The arbitrator shall prepare a brief written decision that includes the essential findings and conclusions upon which the award is based. This arbitration shall be the exclusive means of resolving any claim arising out of the Employee’s employment, and no action will be filed in any court or other forum. However, nothing in this Agreement will affect National Labor Relations Board, Workers’ Compensation Appeals Board, Unemployment Insurance Appeals Board, Department of Fair Employment and Housing or Equal Employment Opportunity Commission proceedings, petitions for judicial review of a decision issued after an administrative hearing or the ability of either party to seek injunctive relief in an appropriate court of law. If any court of competent jurisdiction declares that any part of this arbitration provision is illegal, invalid or unenforceable, such a declaration will not affect the legality, validity or enforceability of the remaining parts of the Agreement and the illegal, invalid or unenforceable part will no longer be part of this Agreement. The parties understand and agree that this arbitration provision shall be governed by and interpreted under the Federal Arbitration Act. This arbitration agreement is a waiver of all rights to a civil jury trial or participation in a civil class action lawsuit for claims arising out of the Employee’s employment.

19.           Attorneys’ Fees and Costs. In the event of litigation, arbitration or any other action or proceeding between the parties to interpret or enforce this Agreement or any part thereof or otherwise arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its costs related to any such action or proceeding and its reasonable fees of attorneys, accountants and expert witnesses incurred by such party in connection with any such action or proceeding. The prevailing party shall be deemed to be the party which obtains substantially the relief sought by final resolution, compromise or settlement, or as may otherwise be determined by order of a court of competent jurisdiction in the event of litigation, an award or decision of one or more arbitrators in the event of arbitration, or a decision of a comparable official in the event of any other action or proceeding. Every obligation to indemnify under this Agreement includes the obligation to pay reasonable fees of attorneys, accountants and expert witnesses incurred by the indemnified party in connection with matters subject to indemnification.

20.           Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to the employment of the Employee by the Employer. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

21.           Release of Rights.  The Employee, for himself, and his heirs, beneficiaries, executors, administrators, trustees, and any other legal or personal representatives, agents, successors or permitted assignees or transferees, further expressly agrees to and does hereby waive and relinquish any and all rights and benefits under all agreements superseded by this Agreement or otherwise waived under this Agreement and specifically releases the Employer and its affiliates and subsidiaries, from any obligations, duties and liabilities in relation thereto, including any matters covered or contemplated by California Civil Code Section 1542 which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

22.           Modifications. Any modification of this Agreement will be effective only if it is in writing and signed by a party or its authorized representative.

23.           Waiver. The failure of either party to insist on strict compliance with any of the terms, provisions, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of any term, provision, covenant, or condition, individually or in the aggregate, unless such waiver is in writing, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

24.           Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

25.           Interpretation. This Agreement shall be construed without regard to the party responsible for the preparation of the Agreement and shall be deemed to have been prepared jointly by the parties. Any ambiguity or uncertainty existing in this Agreement shall not be interpreted against either party, but according to the application of other rules of contract interpretation, if an ambiguity or uncertainty exists.

26.           Governing Law and Venue. The laws of the State of California, other than those laws denominated choice of law rules, shall govern the validity, construction and effect of this Agreement. Any action which in any way involves the rights, duties and obligations of the parties hereunder shall be brought in the courts of the State of California and venue for any action or proceeding shall be in Sacramento County or in the United States District Court for the Eastern District of California, and the parties hereby submit to the personal jurisdiction of said courts.

27.           Payments Due Deceased Employee. If the Employee dies prior to the expiration of the term of his employment, any payments that may be due the Employee from the Employer under this Agreement as of the date of death shall be paid to the Employee’s heirs, beneficiaries, successors, permitted assigns or transferees, executors, administrators, trustees, or any other legal or personal representatives.

28.           Assignment/Binding Effect. Except as specifically set forth in this Agreement, the Employee may not assign, delegate or otherwise transfer any of the Employee’s rights, benefits, duties or obligations under this Agreement without the prior written consent of the Employer. This Agreement shall inure to the benefit of and be binding upon the Employer and its successors and assigns, and the Employee and the Employee’s heirs, beneficiaries, successors, permitted assigns or transferees, executors, administrators, trustees, and any other legal or personal representatives.

29.           Effect of Termination on Certain Provisions. Upon the termination of this Agreement, the obligations of the Employer and the Employee hereunder shall cease except to the extent of the Employer’s obligation to make payments, if any, to or for the benefit of the Employee following termination, and provided that paragraphs 1 (to the extent of waivers and releases therein), 5, 6, 7, 17, 18, 19, 20, 23, 24, 25, 26, and 27 shall remain in full force and effect.

30.           Advice of Counsel and Advisors. The Employee acknowledges and agrees that he has read and understands the terms and provisions of this Agreement and prior to signing this Agreement, he has read and had the advice of counsel and/or such other advisors as he deemed appropriate in connection with his review and analysis of such terms and provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written in the City of Sacramento, County of Sacramento, State of California.

EMPLOYER:		EMPLOYEE:

AMERICAN RIVER BANK

By:	/s/ Charles D. Fite	/s/ Robert H. Muttera
	Charles D. Fite	Robert H. Muttera
Chairman of the Board

By:	/s/ David. T. Taber
David T. Taber
Chief Executive Officer